Item 77M - DWS Short Duration Plus Fund, DWS
High Income Fund and DWS Global Inflation Plus
Fund (each a series of DWS Income Trust)

DWS Short Duration Plus Fund

On February 1, 2011 (the "Effective Date"), DWS
Short Duration Plus Fund (the "Predecessor Fund"), a series of DWS Advisor Funds, a Massachusetts business trust (Registration Nos. 033-07404 and 811-02786), was reorganized into DWS Short
Duration Plus Fund (the "Acquiring Fund"), a corresponding newly created "shell" series of DWS
Income Trust, a Massachusetts business trust
(Registration Nos. 002-91577 and 811-04049).  On
the Effective Date, all of the assets and liabilities of the Predecessor Fund were transferred to the Acquiring Fund. With the exception of the differing trust of which it is a series, the Acquiring
Fund is substantially similar to its corresponding
Predecessor Fund.

All financial and other relevant information for the Predecessor Fund for the six-month period ended
March 31, 2011 is reported on this Form N-SAR.

DWS High Income Fund

On February 1, 2011 (the "Effective Date"), DWS
High Income Fund (the "Predecessor Fund"), a series of DWS High Income Series, a Massachusetts business trust (Registration Nos. 002-60330 and 811-02786), was reorganized into DWS High
Income Fund (the "Acquiring Fund"), a
corresponding newly created "shell" series of DWS
Income Trust, a Massachusetts business trust
(Registration Nos. 002-91577 and 811-04049).  On
the Effective Date, all of the assets and liabilities of the Predecessor Fund were transferred to the Acquiring Fund. With the exception of the differing trust of which it is a series, the Acquiring
Fund is substantially similar to its corresponding
Predecessor Fund.

All financial and other relevant information for the Predecessor Fund for the six-month period ended
March 31, 2011 is reported on this Form N-SAR.

DWS Global Inflation Plus Fund

On February 1, 2011 (the "Effective Date"), DWS
Global Inflation Plus Fund (the "Predecessor
Fund"), a series of DWS Institutional Funds, a Massachusetts business trust (Registration Nos.
033-34079 and 811-06071), was reorganized into DWS Global Inflation Plus Fund (the "Acquiring
Fund"), a corresponding newly created "shell" series of DWS Income Trust, a Massachusetts business trust (Registration Nos. 002-91577 and 811-04049). On the Effective Date, all of the assets and liabilities of the Predecessor Fund were transferred to the Acquiring Fund. With the exception of the differing trust of which it is a series, the Acquiring Fund is substantially similar to its corresponding Predecessor Fund.

All financial and other relevant information for the Predecessor Fund for the six-month period ended
March 31, 2011 is reported on this Form N-SAR.
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HI GIP (2).docx